Metris Receivables, Inc.                                      Metris Master Trust                                 Monthly Report
Securityholder's Statement                                       Series 1999-3                                          Dec-2000

Section 5.2                                                                  Class A               Class B                Total
(i)  Security Amount                                                      300,000,000.00         29,670,330.00       329,670,330.00
(ii) Security Principal Distributed                                                 0.00                    --                 0.00
(iii) Security Interest Distributed                                         1,954,218.75                    --         1,954,218.75
(iv) Principal Collections                                                 13,878,623.08          1,372,611.09        15,251,234.17
(v)  Finance Charge Collections                                             6,445,956.48            637,512.18         7,083,468.66
       Recoveries                                                             522,566.41             51,682.39           574,248.80
       Principal Funding Account Investment Earnings                                0.00                  0.00                 0.00
       Accumulation Period Reserve Account Investment Earnings                      0.00                  0.00                 0.00
           Total Finance Charge Collections                                 6,968,522.89            689,194.57         7,657,717.46
                     Total Collections                                     20,847,145.97          2,061,805.66        22,908,951.63
(vi) Aggregate Amount of Principal Receivables                                        --                    --     6,495,213,723.36
       Invested Amount (End of Mth)                                       300,000,000.00         29,670,330.00       329,670,330.00
       Floating Allocation Percentage                                          4.6187857%            0.4568030%           5.0755886%
       Fixed/Floating Allocation Percentage                                    4.6187857%            0.4568030%           5.0755886%
       Invested Amount (Beg. of Mth)                                      300,000,000.00         29,670,330.00       329,670,330.00
       Average Daily Invested Amount                                                  --                    --       329,670,330.00
(vii) Receivable Delinquencies (as a % of Total Receivables)                          --                    --                   --
        Current                                                                       --                 84.35%    5,783,206,632.51
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                    --                  7.12%      488,046,806.66
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                   --                  2.52%      172,491,561.04
        90 Days and Over (60+ Days Contractually Delinquent)                          --                  6.01%      412,177,543.65
                  Total Receivables                                                   --                100.00%    6,855,922,543.86
(viii) Aggregate Investor Default Amount                                              --                    --         3,169,752.70
         As a % of Average Daily Invested Amount

         (Annualized based on 366 days/year)                                          --                    --                11.35%
(ix) Charge-Offs                                                                    0.00                  0.00                 0.00
(x)  Servicing Fee                                                                    --                    --           558,457.94
(xi) Unreimbursed Redirected Principal Collections                                    --                    --                 0.00
(xii) Excess Funding Account Balance                                                  --                    --                 0.00
(xiii) New Accounts Added                                                             --                    --               52,675
(xiv) Average Gross Portfolio Yield                                                   --                    --                27.42%
         Average Net Portfolio Yield                                                  --                    --                16.07%
(xv) Minimum Base Rate                                                                --                    --                 9.11%
        Excess Spread                                                                 --                    --                 6.97%
(xvi) Principal Funding Account Balance                                               --                    --                 0.00
(xvii) Accumulation Shortfall                                                         --                    --                 0.00
(xviii) Scheduled date for the commencement                                           --                    --
           of the Accumulation Period                                                                                 November 2004
        Accumulation Period Length                                                    --                    --                  N/A
(xix) Principal Funding Account Investment Proceeds Deposit                           --                    --                 0.00
        Required Reserve Account Amount                                               --                    --                 0.00
        Available Reserve Account Amount                                              --                    --                 0.00
        Covered Amount                                                                --                    --                 0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount                                   --                    --       300,000,000.00
        Deposit to the Caps Proceeds Account                                          --                    --                 0.00
(xxi) Policy Claim Amount                                                             --                    --                 0.00